Exhibit 99.1

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039

CELANESE OUTLINES 2020 GROWTH STRATEGY AND CAPITAL DEPLOYMENT PLANS AT INVESTOR DAY

•	Expects adjusted earnings to increase to approximately $11.00 per share by 2020

•	On track to generate approximately $3.2 billion in free cash flow and plans to return approximately $2 billion to shareholders from 2018 to 2020

•	Projects adjusted EBIT of $900 million or more each in Engineered Materials and the Acetyl Chain businesses by 2020; Acetate Tow expected to remain stable

•	Announced capital efficient capacity expansions in both Engineered Materials and the Acetyl Chain

DALLAS--(May 1, 2018)-- Celanese Corporation (NYSE: CE), a global specialty materials company, will host an Investor Day at 8 a.m. Eastern time today in New York City. Chairman and Chief Executive Officer Mark Rohr and other members of Celanese’s executive management team will provide details on the company’s business strategies and growth plans through 2020.

“Over the past several years, Celanese has delivered excellent performance driven by our unique combination of capabilities, operational flexibility, global reach, and commercial models,” said Rohr. “Since 2012, the result has been over 700 basis points of expansion in adjusted EBIT margins and a double-digit annual increase in adjusted earnings per share. We have significantly invested in the business while also returning about $3 billion in cash to shareholders and generating industry-leading shareholder returns.”

Rohr continued, “Today, through the deliberate actions we have taken to expand our solutions-based capabilities in Engineered Materials (EM) and the network-based operational flexibility of the Acetyl Chain (AC), Celanese is better positioned than ever for continued success.”

During the event, Celanese management will discuss more about the opportunities before us and our differentiated models that will drive earnings and cash flow expansion through 2020.

Engineered Materials: Strong Growth Trajectory

Scott Sutton, Chief Operating Officer, will outline Engineered Materials’ ability to generate sustained earnings expansion through the continued execution of its novel operating model. The business offers the broadest solutions portfolio of polymers, functionalities, and customer-enabling competencies to generate project-based growth well above market rates. Addressing customers’ needs to handle increased complexity has allowed EM to win an increasing number of projects across end markets. The business will continue to scale the project pipeline via translation and targets 5,000 commercializations annually by 2020, more than double the wins in 2017. The momentum will be enhanced by focusing on key programs like medical and energy storage along with technology-driven platforms. The segment will continue to pursue targeted, bolt-on acquisitions to enhance its product portfolio, capabilities, and geographic reach, driving value generation from synergies within the acquired businesses over time.

Engineered Materials is expected to deliver an annualized adjusted EBIT increase of about 15 percent from 2017 through 2020 with adjusted EBIT reaching $900 million by 2020.

Acetate Tow: Steady Performance and Optionality

Sutton will also provide an overview of stabilizing industry dynamics in the acetate tow market. Ongoing productivity, innovation initiatives, and higher dividends from Chinese affiliates in the Acetate Tow business will lead to consistent earnings going forward, offsetting any further declines in industry utilization. Celanese continues to have optionality for the Acetate Tow business, with multiple potential strategic pathways to unlock value.

Celanese expects annual adjusted EBIT in Acetate Tow to remain stable through 2020.

Acetyl Chain: Fundamentals & Growth

Todd Elliott, Senior Vice President, Acetyl Chain, will discuss Celanese’s ability to leverage its position as the industry’s most flexible and most integrated global producer to generate a step change in EBIT generation within the business. Favorable demand and supply dynamics along with structural reforms in China are improving utilization rates globally. The Acetyl Chain is best positioned to leverage these trends to drive both volume and margin uplift. A combination of enhanced network flexibility, targeted debottlenecking projects, strategic alliances, and potential significant capacity additions over the long-term position the business for robust growth.

The Acetyl Chain is expected to deliver an annual adjusted EBIT increase of greater than 16 percent from 2017 through 2020 with adjusted EBIT surpassing $900 million by 2020.

Financial Strategy: The Power of Financial Stewardship

Scott Richardson, Chief Financial Officer, will discuss Celanese’s capital stewardship model, capital allocation priorities, and industry-leading shareholder returns. Free cash flow will be invested in organic and inorganic opportunities along with returning cash to shareholders.

Value creation in EM and AC, reinforced by compelling shifts in market conditions and trends, will drive double-digit adjusted earnings expansion through 2020. Together, these contributions along with capital deployment are expected to increase adjusted earnings to at least $11.00 per share by 2020, representing a compound annual growth rate of 14% for the three-year period. The company expects to generate approximately $3.2 billion in free cash flow from 2018 to 2020, and to utilize approximately one-third of this to invest in organic projects and acquisition opportunities. Celanese expects to return $2 billion to shareholders via dividends and share repurchases from 2018 to 2020.

The presentations will begin at 8 a.m. Eastern time and are available by webcast on www.celanese.com in the investor relations section. A webcast replay of the presentations will also be available on the website following the event.

About Celanese

Celanese Corporation is a global technology leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 7,700 employees worldwide and had 2017 net sales of $6.1 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.
All registered trademarks are owned by Celanese International Corporation or its affiliates.

Celanese Contacts:

Investor Relations	Media Relations - Global	Media Relations Asia (Shanghai)	Media Relations Europe (Germany)
Surabhi Varshney	W. Travis Jacobsen	Helen Zhang	Jens Kurth
+1 972 443 3078	+1 972 443 3750	+86 21 3861 9279	+49(0)69 45009 1574
surabhi.varshney@celanese.com	william.jacobsen@celanese.com	lan.zhang@celanese.com	j.kurth@celanese.com

Forward-Looking Statements
This release may contain "forward-looking statements," which include information concerning the Company's plans, objectives, goals, strategies, future revenues, synergies, performance, capital expenditures, financing needs and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants; the ability to identify desirable potential acquisition targets and to consummate acquisition or investment transactions consistent with the Company's strategy; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the Company; changes in tariffs, tax rates or legislation; changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property; compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war or terrorist incidents or as a result of weather or natural disasters; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and various other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Non-GAAP Financial Measures
Presentation
This document presents the Company's four business segments, Engineered Materials, Acetate Tow, Industrial Specialties and Acetyl Intermediates, with one subtotal reflecting our core, the Acetyl Chain, which is based on similarities among customers, business models and technical processes. The Acetyl Chain includes the Company's Acetyl Intermediates segment and the Industrial Specialties segment.
Use of Non-US GAAP Financial Information
This release uses the following Non-US GAAP measures: adjusted EBIT, adjusted EBIT margin, adjusted earnings per share and free cash flow. These measures are not recognized in accordance with US GAAP and should not be viewed as an alternative to US GAAP measures of performance or liquidity. The most directly comparable financial measure presented in accordance with US GAAP in our consolidated financial statements for adjusted EBIT is net earnings (loss) attributable to Celanese Corporation; for adjusted EBIT margin is operating margin; for adjusted earnings per share is earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted; and for free cash flow is net cash provided by (used in) operations.

Definitions of Non-US GAAP Financial Measures

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Adjusted EBIT is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items (refer to Table 8 of our Non-US GAAP Financial Measures and Supplemental Information document). We do not provide reconciliations for adjusted EBIT on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information. Adjusted EBIT margin is defined by the Company as adjusted EBIT divided by net sales.

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Adjusted EBIT by core (i.e., the Acetyl Chain) may also be referred to by management as core income. Adjusted EBIT margin by core may also be referred to by management as core income margin. Adjusted EBIT by business segment may also be referred to by management as segment income. Adjusted EBIT margin by business segment may also be referred to by management as segment income margin.

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Adjusted earnings per share is a performance measure used by the Company and is defined by the Company as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method. We do not provide reconciliations for adjusted earnings per share on a forward-looking basis (including those contained in this document) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of Certain Items, such as mark-to-market pension gains and losses, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.

Note: The income tax expense (benefit) on Certain Items ("Non-GAAP adjustments") is determined using the applicable rates in the taxing jurisdictions in which the Non-GAAP adjustments occurred and includes both current and deferred income tax expense (benefit). The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities and related costs, where applicable, and specifically excludes changes in uncertain tax positions, discrete recognition of GAAP items on a quarterly basis, other pre-tax items adjusted out of our GAAP earnings for adjusted earnings per share purposes and changes in management's assessments regarding the ability to realize deferred tax assets for GAAP. In determining the adjusted earnings per share tax rate, we reflect the impact of foreign tax credits when utilized, or expected to be utilized, absent discrete events impacting the timing of foreign tax credit utilization. We analyze this rate quarterly and adjust it if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the actual tax rate used for GAAP reporting in any given reporting period. Table 3a of our Non-US GAAP Financial Measures and Supplemental Information document summarizes the reconciliation of our estimated GAAP effective tax rate to the adjusted tax rate. The estimated GAAP rate excludes discrete recognition of GAAP items due to our inability to forecast such items. As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate to the adjusted tax rate for actual results.

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Free cash flow is a liquidity measure used by the Company and is defined by the Company as cash flow from operations, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to Mitsui & Co., Ltd. ("Mitsui") related to our methanol joint venture, Fairway Methanol LLC ("Fairway").

Reconciliation of Non-US GAAP Financial Measures
Refer to Exhibits 99.3A, 99.3B and 99.3C of the accompanying Form 8-K, and which are also available on the Investor Relations/Financial Information/Non-GAAP Financial Measures page of our website, www.celanese.com, for additional definitions and reconciliations of non-GAAP financial measures.

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